EXHIBIT (j)

                       CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 1, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-44227) of Dreyfus Florida Intermediate Municipal Bond Fund.


                                        ERNST & YOUNG LLP


New York, New York
April 29, 1999